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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        ---------------------------------

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
                   OF THE SECURITIES AND EXCHANGE ACT OF 1934

                        ---------------------------------


Date of Report  February 2, 1999
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             First Union Real Estate Equity and Mortgage Investments
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(Exact name of registrant as specified in its charter)

          Ohio                          1-6249                    34-6513657
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State or other jurisdiction     (Commission File Number)      (I.R.S. Employer
                                                             Identification No.)

              Suite 1900, 55 Public Square
                    Cleveland, Ohio                               44113-1937
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(Address of principal executive offices)                          (Zip Code)



Registrant's telephone number, including area code:             (216) 781-4030
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Former name or former address, if changed since last report.




Total number of pages in report 3.





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ITEM 5. OTHER EVENTS
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The Registrant has executed amendments to its banking group credit agreement as well as to its $90 million bridge loan. The amendments became necessary when, as a result of several large and non-recurring third quarter charges, the Registrant failed to meet certain financial covenants in the loan agreements. As a result of the amendments, the Registrant is now in compliance with all loan covenants for the period ending September 30, 1998 and anticipates that it will be in compliance for the fourth quarter. Separately, Imperial Parking, a subsidiary of the Registrant's affiliate, First Union Management, Inc., amended its banking agreement and is also in compliance with its covenants for the third quarter.

In substance, the Registrant's credit facility, which was originally intended to be an acquisition line, was amended to enable the Registrant to sell assets without breaching future financial covenants. As part of these amendments, the credit agreement provides for a reduction in total available credit from $125 million to $110 million. The lenders' commitment will be further reduced to $80 million on March 17, 1999 and to $50 million on May 17, 1999. The maturity date of the modified facility is August 11, 1999. The interest rate on Eurodollar borrowings for the remainder of the term was increased by 100 basis points, while the spread on prime rate borrowings was increased by 50 basis points. Finally, the lenders agreed to permit the exclusion of certain past and future extraordinary expenses for purposes of computing financial ratios on a going-forward basis, and also extended until June 30, 1999 the waiver with regard to the change of control that occurred to the Registrant's Board of Trustees in May of 1998.

The bridge loan was modified to eliminate the requirement that the Registrant complete a rights offering sufficient in size to repay the entire loan. Instead, the Registrant is required only to execute a rights offering(s) if capital is needed to meet required amortization payments after considering asset sales. The maturity date of the bridge loan was extended from February 11, 1999 until August 11, 1999, and calculation of future financial covenants will be adjusted in the same manner as under the credit facility. The outstanding balance under the loan must be reduced to less than $70 million by March 31, 1999 and less than $50 million by May 31, 1999. The loan amendment further provides for an increase in the interest rate from 9.875% to 12%, and for fees of up to 1% of the then outstanding balances at February 11, 1999, March 31, 1999 and May 31, 1999, depending on amounts remaining unpaid at those dates.

Imperial Parking amended its credit facility so as to modify the methodology for computing future financial covenant compliance. Imperial's lenders also extended until June 30, 1999 the waiver with regard to the change in control that occurred in Registrant's Board. The Registrant issued an $8 million letter of credit as collateral for Imperial's obligations and agreed to provide an additional $5 million in collateral on August 11, 1999.


         Exhibit
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         (99a)             Amendment No. 2, dated as of January 8, 1999, to
                           Amended and Restated Credit Agreement, dated as of November 1, 1997, among First Union Real Estate Equity and Mortgage Investments, as Borrower, First Union Management, Inc., and National City Bank, Bankers Trust Company, Key Bank National Associates, The Huntington National Bank, Mellon Bank, N.A. and First Merit Bank, as Lenders.

         (99b) First Amendment to Fixed Rate Loan Agreement between First Union Real Estate Equity and Mortgage Investments, as Borrower; and Blackacre Bridge Capital, L.L.C., Gotham Partners, L.P., Gotham Partners III, L.P. and Elliott Associates, L.P., as Lenders, dated January 8, 1999.
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         (99c)             Letter Agreement between First Union Real Estate
                           Equity and Mortgage Investments, as Borrower; and Blackacre Bridge Capital, L.L.C., Gotham Partners, L.P., Gotham Partners III, L.P. and Elliott Associates, L.P., as Lenders, dated January 8, 1999.

         (99d) First Amendment to Fixed Rate Loan Agreement between First Union Real Estate Equity and Mortgage Investments, as Borrower; and BankBoston, N.A., Wellsford Capital and Bankers Trust Company, as Lenders, dated January 8, 1999.

         (99e) Letter Agreement between First Union Real Estate Equity and Mortgage Investments, as Borrower; and BankBoston, N.A., Wellsford Capital and Bankers Trust Company, as Lenders, dated January 8, 1999.

         (99f) Second Amendment, dated as of December 30, 1998, to the Amended and Restated Credit Agreement Dated as of April 17, 1997 between Imperial Parking Limited, as Borrower, Impark Services Limited, as Guarantor, and Hongkong Bank of Canada and BT Bank of Canada, as Lenders.




                                   SIGNATURES
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         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         First Union Real Estate Equity
                                           and Mortgage Investments
                                         --------------------------
                                                 (Registrant)



Date:    February 2, 1999                By:/S/  Paul F. Levin
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                                                 Paul F. Levin
                                                 Senior Vice President
                                                 Secretary and General Counsel